Exhibit 99.2
NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:	Investor Contact:
Stan Fronczkowski	Hayden Communications
Chief Financial Officer	Brett Maas (brett@haydenir.com)
(302) 456-6789	(646) 536-7331
www.sdix.com
Strategic Diagnostics Adjusts Quarter and Nine Months Ended
September 30, 2007 Tax Expense
NEWARK, Del., November 14, 2007 — Strategic Diagnostics Inc. (Nasdaq: SDIX) — today announced that it would make an adjustment to the tax expense as reported in its November 1, 2007 earnings release for the third quarter and nine months ended September 30, 2007, increasing the tax expense in both periods by $100,000. As a result of this adjustment, the Company’s net income for both of those periods, as reported in the November 1 press release, will also be reduced by $100,000.
In the November 1 release, SDI reported net income of $100,000 and $794,000 for the quarter and nine months ended September 30, 2007, respectively. It was noted that net income included a tax expense of $175,000 and $633,000 for the same time periods, and that the tax expense included an adjustment to reconcile the tax provision for the year ended December 31, 2006 with the actual filing of the 2006 tax return, which was completed in the third quarter of 2007.
In the November 1 press release, the Company stated that a review of this additional tax expense was continuing and would be completed prior to the filing of the 10-Q. The Company stated that any such change would result in a corresponding change in the Company’s income tax expense for the three and nine month periods ended September 30, 2007.
This review has now been completed. As a result, the Company’s income tax expense has been adjusted to $275,000 and $733,000, respectively, for the quarter and nine months ended September 30, 2007. These adjustments result in net income of $0 and $694,000, respectively, for the quarter and nine months ended September 30, 2007.
A corresponding change in the balance sheet is also being recognized for the adjustment items associated with the tax provision, and the appropriate change to the Company’s statement of cash flows will be made.
These changes are being incorporated into the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
About Strategic Diagnostics Inc.
Strategic Diagnostics Inc. develops, manufactures and markets biotechnology-based detection solutions to a diverse customer base, across multiple industrial and human health markets. By applying its core competency of creating custom antibodies to assay development, the Company produces unique, sophisticated diagnostic testing and reagent systems that are responsive to customer diagnostic and information needs. Customers benefit with quantifiable “return on investment” by reducing time, labor, and/or material costs. All this is accomplished while increasing accuracy, reliability and actionability of essential test results. The Company is focused on sustaining this competitive advantage by leveraging its expertise in immunology, proteomics, bio-luminescence and other bio-reactive technologies to continue its successful customer-focused research and development efforts. Recent innovations in high throughput production of antibodies from genetic antigens will complement the Company’s established leadership in commercial and custom antibody production for the Research, Human/Animal Diagnostics, and Pharmaceutical industries, and position the Company for broader participation in the pharmacogenomics market.
This news release contains forward-looking statements reflecting SDI’s current expectations. When used in this press release, the words “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “potential”, “will”, “should”, “project”, “plan” and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI’s public filings with the U.S. Securities and Exchange Commission.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	September 30,	December 31,
	2007	2006

ASSETS
Current Assets :
Cash and cash equivalents	$11,871	$10,892
Receivables, net	3,855	3,678
Inventories	4,396	3,178
Deferred tax asset	1,025	831
Other current assets	731	492

Total current assets	21,878	19,071

Property and equipment, net	5,503	4,058
Other assets	7	3
Deferred tax asset	7,756	8,484
Intangible assets, net	6,119	6,337

Total assets	$41,263	$37,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities :
Accounts payable	$394	$541
Accrued expenses	1,395	1,455
Deferred revenue	121	133
Current portion of long term debt	611	211

Total current liabilities	2,521	2,340

Long-term debt	1,793	351
Non-current taxes payable	117	—

Total non-current liabilities	1,910	351

Stockholders’ Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 35,000,000 shares authorized, 20,364,541 and 20,192,402 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	204	202
Additional paid-in capital	39,441	38,605
Accumulated deficit	(2,996)	(3,690)
Cumulative translation adjustments	183	145

Total stockholders’ equity	36,832	35,262

Total liabilities and stockholders’ equity	$41,263	$37,953

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Revenues	$6,564	$6,624	$19,936	$18,532

OPERATING EXPENSES:
Manufacturing	2,667	2,965	7,891	8,633
Research and development	723	666	2,184	1,959
Selling, general and administrative	2,900	2,543	8,661	7,899
Loss on disposal of assets	108	—	108	—

Total operating expenses	6,398	6,174	18,844	18,491

Operating income	166	450	1,092	41

Interest income (expense), net	109	101	335	275

Income before taxes	275	551	1,427	316

Income tax expense	275	219	733	123

Net income	0	332	694	193

Basic net income per share	$0.00	$0.02	$0.03	$0.01

Shares used in computing basic net income per share	20,360,000	20,050,000	20,302,000	19,994,000

Diluted net income per share	$0.00	$0.02	$0.03	$0.01

Shares used in computing diluted net income per share	20,542,000	20,115,000	20,490,000	20,068,000

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months
	Ended September 30,
	2007	2006

Cash Flows from Operating Activities :
Net income	$694	$193
Adjustments to reconcile net income to net cash provided by (used in) operating activities :
Depreciation and amortization	905	749
Share-based compensation expense	352	235
Deferred income tax provision	570	54
Loss on disposal of fixed assets	93	—
(Increase) decrease in :
Receivables	(177)	(611)
Inventories	(1,218)	(49)
Other current assets	(239)	(303)
Other assets	(4)	(1)
Increase (decrease) in :
Accounts payable	(147)	70
Accrued expenses	(63)	(248)
Deferred revenue	(12)	41
Non-current taxes payable	117	—

Net cash provided by operating activities	871	130

Cash Flows from Investing Activities :
Purchase of property and equipment	(2,264)	(690)
Purchase of intangible assets	—	(117)

Net cash used in investing activities	(2,264)	(807)

Cash Flows from Financing Activities :
Proceeds from exercise of incentive stock options	470	389
Proceeds from employee stock purchase plan	22	15
Proceeds from long and short term debt	2,000	—
Repayments on financing obligations	(158)	(158)

Net cash provided by financing activities	2,334	246

Effect of exchange rate changes on cash	38	82

Net increase (decrease) in Cash and Cash Equivalents	979	(349)

Cash and Cash Equivalents, Beginning of Period	10,892	10,009

Cash and Cash Equivalents, End of Period	$11,871	$9,660

Supplemental Cash Flow Disclosure :

Cash paid for taxes	148	28

Cash paid for interest	41	37